 As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-_

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S‑8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________
PostRock Energy Corporation
(Exact name of registrant as specified in its charter)
___________________________

Delaware	27-0981065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
210 Park Avenue Oklahoma City, Oklahoma 73102
(Address, including zip code, of registrant’s principal executive offices)
___________________________

PostRock Energy Corporation Long-Term Incentive Plan
(Full title of the plan)
___________________________

Copy to:
Terry W. Carter PostRock Energy Corporation 210 Park Avenue Oklahoma City, Oklahoma 73102 (405) 600-7704 (Name, address and telephone number, including area code, of agent for service)	Tull R. Florey Baker Botts L.L.P. 910 Louisiana Houston, Texas 77002-4995 (713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer Accelerated filer

Non-accelerated filer  (Do not check if a smaller reporting company) Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

lan
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value...................................	1,000,000 shares (2)	$1.53 (2)	$1,530,000 (2)	$ 177.79

(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(2)Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock reported on the NASDAQ Stock Market LLC on August 6, 2015.

PART I

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, and registers an additional 1,000,000 shares of common stock issuable pursuant to the PostRock Energy Corporation 2010 Long-Term Incentive Plan  (as amended, the “LTIP”). These shares are in addition to the 850,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-165260, relating to the LTIP, filed with the Securities and Exchange Commission on March 5, 2010, the 2,000,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-174969 filed with the Securities and Exchange Commission on June 17, 2011, the 3,000,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-181480 filed with the Securities and Exchange Commission on May 17, 2012 and the 5,000,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-188523 filed with the Securities and Exchange Commission on May 10, 2013.  The contents of the prior registration statements are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

Item 8. Exhibits.

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 3.1 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.2*

Certificate of Amendment to Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 4.2 to PostRock’s Registration Statement on Form S-8, Registration No. 333-181480).

4.3*	Certificate of Amendment to Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 to PostRock’s Current Report on Form 8-K filed on January 6, 2015).

4.4*	Bylaws of PostRock (incorporated herein by reference to Exhibit 3.2 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.5*	Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to PostRock’s Registration Statement on Form S-4/A filed on December 17, 2009, Registration No. 333-162366).

4.6*

PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Annex B to the joint proxy statement/prospectus that is a part of PostRock’s Registration Statement on Form S-4/A filed on February 2, 2010).

4.7*

First Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.33 to PostRock’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 8, 2012).

4.8*

Second Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.7 to PostRock’s Registration Statement on Form S-8, Registration No. 333-181480).

4.9*

Third Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.8 to PostRock’s Registration Statement on Form S-8, Registration No. 333-188523).

4.10	Fourth Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of BDO USA, LLP.

23.2	Consent of UHY LLP.

23.3	Consent of Cawley, Gillespie & Associates, Inc.

23.4	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

________________________

* Incorporated by reference to the filing indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 7th day of August, 2015.

POSTROCK ENERGY CORPORATION

By: /s/ Terry W. Carter

Terry W. Carter

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Carter and Casey E. Bigelow his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on this 7th day of August, 2015.

S
Name	Title
/s/ Terry W. Carter Terry W. Carter	President and Chief Executive Officer and Director (Principal Executive and Financial Officer)
/s/ Casey E. Bigelow Casey E. Bigelow	Chief Accounting Officer (Principal Accounting Officer)
/s/ Duke R. Ligon Duke R. Ligon	Chairman of the Board
/s/ William H. Damon III William H. Damon III	Director
/s/ Thomas J. Edelman Thomas J. Edelman	Director
/s/ Alexander P. Lynch Alexander P. Lynch	Director
/s/ J. Phillip McCormick J. Philip McCormick	Director

Exhibit Index

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 3.1 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.2*

Certificate of Amendment to Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 4.2 to PostRock’s Registration Statement on Form S-8, Registration No. 333-181480).

4.3*	Certificate of Amendment to Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 to PostRock’s Current Report on Form 8-K filed on January 6, 2015).

4.4*	Bylaws of PostRock (incorporated herein by reference to Exhibit 3.2 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.5*	Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to PostRock’s Registration Statement on Form S-4/A filed on December 17, 2009, Registration No. 333-162366).

4.6*

PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Annex B to the joint proxy statement/prospectus that is a part of PostRock’s Registration Statement on Form S-4/A filed on February 2, 2010).

4.7*

First Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.33 to PostRock’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 8, 2012).

4.8*

Second Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.7 to PostRock’s Registration Statement on Form S-8, Registration No. 333-181480).

4.9*

Third Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.8 to PostRock’s Registration Statement on Form S-8, Registration No. 333-188523).

4.10	Fourth Amendment to PostRock Energy Corporation 2010 Long-Term Incentive Plan.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of BDO USA, LLP.

23.2	Consent of UHY LLP.

23.3	Consent of Cawley, Gillespie & Associates, Inc.

23.4	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

________________________

* Incorporated by reference to the filing indicated.